SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: January 10, 2007

Gateway Financial Holdings, Inc.

North Carolina	000-33223	56-2264354
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1145 North Road Street, Elizabeth City, North Carolina	27909
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (252) 334-1511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This document contains 4 pages, excluding exhibits.

Item 1.01 Entry into a Material Definitive Agreement
     On January 10, 2007, Gateway Financial Holdings, Inc. announced that its board of directors approved the execution of, and the parties have executed, a definitive agreement in which Gateway Financial Holdings will acquire The Bank of Richmond, N.A. (OTC Bulletin Board: BRCH) in a floating exchange of cash and stock. The transaction will provide Gateway Financial Holdings entrance into the demographically attractive Richmond market area and will significantly add to Gateway Financial Holdings’ existing Virginia footprint.
     The Bank of Richmond, founded in 1999 and headquartered in Richmond, Virginia, operates six community banking offices in the Richmond metropolitan area and one loan production office in Charlottesville, Virginia. As of September 30, 2006, The Bank of Richmond had total assets of $168.4 million, deposits of $149.1 million, net loans of $146.1 million, and stockholders’ equity of $18.3 million.
     D. Ben Berry, chairman and chief executive officer of Gateway Financial Holdings, stated, “We look forward to The Bank of Richmond joining Gateway Financial Holdings. The Bank of Richmond is a quality institution and is highly regarded in its local markets. They have a strong track record of producing superior financial returns for their stockholders and are committed to the same philosophy of quality and service. Their strong management team and significant market experience will provide Gateway Financial Holdings with a meaningful entrance into the Richmond market.”
     Rex L. Smith III, president and chief executive officer of The Bank of Richmond, stated, “Our decision to combine with Gateway Financial Holdings was carefully considered in light of the interests of our stockholders, customers, and employees. We are pleased to be joining an institution that has demonstrated a genuine commitment to quality customer service.”
     Gateway Financial Holdings will acquire all of the outstanding shares of The Bank of Richmond for a total purchase price of approximately $55.8 million. Under the terms of the merger agreement, The Bank of Richmond stockholders will receive either $30.05 per share in cash or Gateway Financial Holdings common stock of comparable value, subject to certain collar provisions, as determined by a pricing period. Pursuant to the terms of the merger agreement, stockholders of The Bank of Richmond will have the opportunity to elect to receive cash, shares of Gateway Financial Holdings common stock, or a combination of cash and shares of Gateway Financial Holdings common stock subject to the allocation and proration procedures set forth in the merger agreement which are intended to ensure that, in the aggregate, 50% of the total merger consideration will be cash and 50% of the total merger consideration will be Gateway Financial Holdings common stock.
     The merger is anticipated to close on May 31, 2007 and is conditioned on receiving the requisite regulatory and stockholder approvals. Pursuant to the terms of the merger agreement, The Bank of Richmond will merge with and into Gateway Bank & Trust Co. with Gateway Bank & Trust Co. as the surviving bank. It is anticipated that, subsequent to the completion of the merger, The Bank of Richmond branch offices will operate under the name “The Bank of Richmond, a division of Gateway Bank & Trust Co.” Rex L. Smith III will be president of The Bank of Richmond division. The transaction is expected to be non-dilutive to earnings in the first year and accretive to earnings in the second year based on conservative cost saving assumptions.
     Ryan Beck & Co. acted as financial advisor to Gateway Financial Holdings and Keefe, Bruyette & Woods, Inc. acted as financial advisor to The Bank of Richmond.

     In connection with the merger, Gateway Financial Holdings will file a registration statement, which will include a joint proxy statement/prospectus to be sent to each company’s stockholders, and Gateway Financial Holdings may file other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”) and Bank of Richmond may file other relevant documents concerning the merger with the Office of the Comptroller of the Currency (“OCC”). Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC or the OCC, as well as any amendments or supplements to those documents, because they will contain important information.
     You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Gateway Financial Holdings and Bank of Richmond, at the SEC’s website (http://www.sec.gov). (You will also be able to obtain these documents, free of charge, by accessing Gateway Financial Holdings’ website (http://www.gwfh.com), or by accessing Bank of Richmond’s website (http://www.bankr.com).)
     Gateway Financial Holdings and Bank of Richmond and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Gateway Financial Holdings and/or Bank of Richmond in connection with the merger. Information about the directors and executive officers of Gateway Financial Holdings is set forth in the proxy statement for Gateway Financial Holdings’ 2006 annual meeting of stockholders, as filed with the SEC on April 7, 2006. Information about the directors and executive officers of Bank of Richmond is set forth in the proxy statement for Bank of Richmond’s 2006 annual meeting of stockholders, as filed with the OCC on or about April 24, 2006. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available. You may obtain free copies of these documents as described above.
     Gateway Financial Holdings is the parent company of Gateway Bank & Trust Co., a full-service regional community bank with a total of twenty-four full-service financial centers, with thirteen in Virginia: Virginia Beach (7), Chesapeake (3), Suffolk, Norfolk and Emporia; and eleven in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Moyock, Nags Head, Plymouth, Roper and Raleigh, in addition to a private banking center in Raleigh. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary and mortgage banking services through its Gateway Financial Mortgage, Inc. subsidiary. For further information, visit Gateway Financial Holdings’ web site at www.gwfh.com.
     The Common Stock of Gateway Financial Holdings is traded on the Nasdaq Global Market under the symbol GBTS.
Item 7.01 Regulation FD Disclosure
     On January 11, 2007, D. Ben Berry, Chief Executive Officer and Chairman of Gateway Financial Holdings, will host a conference call regarding the announcement of the execution of the definitive agreement in which Gateway Financial Holdings will acquire Bank of Richmond pursuant to the merger. The conference call is open to investors, analysts and other interested parties and will begin at 10:00 a.m. Eastern Standard Time. All interested parties are welcome to access the conference call by dialing (877) 407-8033, (no pass code required), and participants are asked to call in a few minutes prior to the call in order to register for the event. Gateway Financial Holdings has prepared an investor presentation to accompany the conference call. During and after the conference call, the investor presentation can be accessed on Gateway Financial Holdings’ website at www.gwfh.com under Investor Relations. A replay of the call will be available until January 31, 2007 by calling 877-660-6853, and using pass code # 286, and conference ID #226921.
This release contains forward looking statements with respect to financial condition, results of operations and business of Gateway Financial Holdings and The Bank of Richmond, N.A. (“BRCH”) and assuming the consummation of the transaction, a combined Gateway Financial Holdings and BRCH, including statements relating to: (i) the cost savings and revenue enhancements and accretion that will be realized from the merger; and (ii) the one-time charges expected to be incurred in connection with the merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among other things, the following possibilities: (i) expected cost savings from the merger cannot be fully realized or realized within the expected time; (ii) revenues following the merger are lower than expected; (iii) required governmental and stockholder approvals are not obtained or are delayed and the merger is not completed on the expected timeframe; (iv) the integration of the business of Gateway Financial Holdings and BRCH costs more, takes longer or is less successful than expected; (v) the cost of additional capital is more than expected; (vi) changes in the interest rate environment reduce interest margins; (vii) general economic conditions, either nationally or in the state in which the combined company will be doing business, are less favorable than expected; (viii) customer and employee relationships and business operations are disrupted by the merger; and (ix) changes occur in the securities market. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. Gateway Financial Holdings does not assume any obligation to update these forward looking statements.
Item 9.01(d) — Exhibits

Exhibit 99.1:	Press Release
Exhibit 99.2:	Agreement and Plan of Reorganization and Merger
Exhibit 99.3:	Investor Presentation
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gateway Financial Holdings, Inc.

By:	/s/ Theodore L. Salter

Theodore L. Salter
Senior Executive Vice President
and Chief Financial Officer

Date:	January 10, 2007